Exhibit 24

                                         POWER OF ATTORNEY

       The undersigned, as a Section 16 reporting person of Twitter, Inc. (the Company), hereby constitutes and appoints each of Vijaya Gadde and Sean Edgett, the undersigneds true and lawful attorney-in-fact to:
1. prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the Securities and Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2.    complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigneds ownership, acquisition or disposition of securities of the Company; and

3.    do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

       The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section16 of the Securities Exchange Act of 1934 (as amended).

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorney-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of August 2021.

Signature: /s/ Sarah Personette

Print Name: Sarah Personette